                                                                      EXHIBIT 4a


                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company
Home Office:                                           ReliaStar Service Center:
1501 4th Avenue, Suite 1000                                        P.O. Box 5050
Seattle, WA 98101-3620                            Minot, North Dakota 58702-5050


--------------------------------------------------------------------------------
                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company, ReliaStar Service Center, P.O. Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
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                                     NOTICE

ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT AND ARE NOT GUARANTEED AS TO THE FIXED DOLLAR AMOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.

/s/ Susan M. Bergen                        /s/ Michael J. Dubes
        Secretary                          President



              FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT
                                Nonparticipating

                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS

                               CONTRACT DATA PAGE
                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
                                ANNUITY CONTRACT

PURCHASE PAYMENTS:
         Minimum Initial Purchase Payment                                     $25,000.00
         Minimum Subsequent Purchase Payments                                 $ 5,000.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:


VARIABLE ACCOUNT
SUB-ACCOUNTS                                                                            INITIAL ALLOCATION
Northstar Galaxy Trust
         Emerging Growth Portfolio                                                                      0%
         Research Enhanced Index Portfolio                                                              0%
         Growth + Value Portfolio                                                                       0%
         High Yield Bond Portfolio                                                                      0%
         International Value Portfolio                                                                  0%
Fidelity Variable Insurance Products Fund
         VIP Money Market Portfolio                                                                     0%
         VIP Growth Portfolio                                                                           0%
         VIP Equity-Income Portfolio                                                                    0%
Fidelity Variable Insurance Products Fund II
         VIP II Investment Grade Bond Portfolio                                                         0%
         VIP II Asset Manager: Growth Portfolio                                                         0%
         VIP II Index 500 Portfolio                                                                     0%
         VIP II Contrafund Portfolio                                                                    0%
Fidelity Variable Insurance Products Fund III
         VIP III Growth Opportunities Portfolio                                                         0%
The Alger American Fund
         Alger American Small Capitalization Portfolio                                                  0%
         Alger American Growth Portfolio                                                                0%
         Alger American MidCap Growth Portfolio                                                         0%
         Alger American Leveraged AllCap Portfolio                                                      0%





                                 OWNER: John Doe
                            ISSUE DATE: December 1, 1999
                          CONTRACT NO.: VA00123456


                                                                          PAGE A

                               CONTRACT DATA PAGE
                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
                                ANNUITY CONTRACT

SUB-ACCOUNTS (CONTINUED)                                                                INITIAL ALLOCATION
Janus Aspen Series
         Aggressive Growth Portfolio                                                                    0%
         Growth Portfolio                                                                               0%
         International Growth Portfolio                                                                 0%
         Worldwide Growth Portfolio                                                                     0%
OCC Accumulation Trust
         Managed Portfolio                                                                              0%
         Small Cap Portfolio                                                                            0%
         Equity Portfolio                                                                               0%
         Global Equity Portfolio                                                                        0%
Neuberger Berman Advisers Management Trust
         Partners Portfolio                                                                             0%
         Limited Maturity Bond Portfolio                                                                0%
         Socially Responsive Portfolio                                                                  0%


FIXED ACCOUNT
Fixed Account A                                                                                         0%
Fixed Account C                                                                                         0%
----------------------------------------------------------------------------------------------------------
Total Allocation                                                                                      100%




OTHER CHARGES:
         Mortality Risk Charge:         .85% of the daily net asset value
         Expense Risk Charge:           .40% of the daily net asset value
         Administrative Charge:         .15% of the daily net asset value

CREDITS
         Product Asset Credit:          .80% of average daily Variable Account
                                        Contract Value (credited monthly)










                                 OWNER: John Doe
                            ISSUE DATE: December 1, 1999
                          CONTRACT NO.: VA00123456



                                                                          PAGE B

SECTION 1   DEFINITIONS
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ACCUMULATION UNIT                 A unit of measure used to determine the
                                  Variable Account Contract Value.

ANNUITANT                         The person whose life determines the annuity
                                  payouts payable under the contract at the Start Date. The Owner is always the Annuitant unless an Owner's surviving spouse or former spouse is the Annuitant.

ANNUITY PAYOUT DATE               The first business day of any calendar month
                                  in which a Fixed or Variable Annuity Payout is made under the contract.

ANNUITY UNIT                      A unit of measure used to determine the amount
                                  of a Variable Annuity Payout after the first annuity payout.

BENEFICIARY                       The person(s) named by you to receive any
                                  payments after your death.

CODE                              The Federal Internal Revenue Code of 1986
                                  (IRC), as amended.

CONTINGENT BENEFICIARY            The person(s) you name to become the
                                  Beneficiary if the Beneficiary dies.

CONTRACT ANNIVERSARY              The same day and month as the Issue Date each
                                  year that this contract remains in force.

CONTRACT EARNINGS                 On any Valuation Date, the Contract Value,

                                  1.  Plus the aggregate Purchase Payments
                                      withdrawn up to that date,

                                  2. Less the aggregate Purchase Payments made up to that date.

CONTRACT VALUE                    The sum of the Fixed Account Contract Value
                                  (as defined in Section 4D),

                                  1.  Plus the Variable Account Contract Value
                                      (as defined in Section 5D) on a Valuation
                                       Date,

                                  2.  Less prior withdrawals,

                                  3.  Less applicable taxes, and

                                  4.  Plus all interest earned.

CONTRACT YEAR                     Each 12-month period starting with the Issue
                                  Date and each Contract Anniversary after that.

DISTRIBUTEE                       You or your surviving spouse as Beneficiary or
                                  your former spouse as alternate Payee under a qualified domestic relations order (QDRO) within the meaning of Code Section 414(p), as applicable.

FIXED ACCOUNT                     One or more accounts under this contract that
                                  guarantee both principal and interest. The
                                  Fixed Accounts are held in our General
                                  Account. We have complete ownership and
                                  control of the assets in the General Account.

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SECTION 1   DEFINITIONS (CONTINUED)
--------------------------------------------------------------------------------
FIXED ANNUITY PAYOUT              A series of periodic payments to the Payee
                                  which do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General Account.

FUND Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof) listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT                   Our assets other than those allocated to the
                                  Variable Account or any other separate
                                  account.

HOME OFFICE                       Northern Life Insurance Company at our home
                                  office in Seattle, Washington, or our
                                  administrative office in Minot, North Dakota.

IRREVOCABLE BENEFICIARY           The Irrevocable Beneficiary cannot be removed
                                  as Beneficiary without his or her consent. The
                                  Irrevocable Beneficiary must also consent to any full or partial withdrawal or ownership change that the Owner wishes to make.

OUTSTANDING LOAN BALANCE          The total of all existing loans,

                                  1.  Plus any accumulated loan interest,

                                  2.  Less any loan repayments.

OWNER (YOU, YOUR)                 The person named on the Application and the
                                  Contract Data Page(s) to hold this contract and to exercise all rights and privileges under it.

PAYEE The person to receive payments under a Fixed or Variable Annuity Payout. Only the Annuitant or a Beneficiary may be the Payee.

PURCHASE PAYMENTS                 These include periodic, single lump sum,
                                  rollover, and transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.

REQUIRED DISTRIBUTION DATE        The first day of April of the year following
                                  the year in which you reach age 70 1/2 or later if permitted by law or regulation.

START DATE                        The date on which the entire Contract Value is
                                  used to purchase a Fixed and/or Variable
                                  Annuity Payout. As required by law, the Start
                                  Date will not be earlier than the date on which you reach age 59 1/2, unless you meet a permitted exception.

SUB-ACCOUNT                       A subdivision of the Variable Account.

                                  Each Sub-Account's assets are invested
                                  exclusively in one of the Funds.

                                  The Sub-Accounts available on the Issue Date and the percentage of Purchase Payments you have allocated to each Sub-Account on the Issue Date are shown on the Contract Data Page(s).

                                  Other Sub-Accounts may be available after the Issue Date.

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SECTION 1   DEFINITIONS (CONTINUED)
--------------------------------------------------------------------------------
VALUATION DATE                    Each day on which the New York Stock Exchange
                                  (NYSE) is open for business, except for a day that a Sub-Account's corresponding Fund does not value its shares. The NYSE is currently closed weekends and specified holidays.

VALUATION PERIOD                  The time between a Valuation Date and the next
                                  Valuation Date.

VARIABLE ACCOUNT                  A separate investment account of ours,
                                  identified on Contract Data Page A, which has been established under the State of Washington insurance laws and is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT           A series of periodic  payments to the Payee
                                  varying in amount based on the investment performance of the Variable Account
                                  Sub-Accounts under this contract.

WE, US, OUR                       Northern Life Insurance Company at its Home
                                  Office in Seattle, Washington and its
                                  administrative office in Minot, North Dakota.

WRITTEN, IN WRITING               A written request or notice signed, dated, and
                                  received at an address designated by us in a form we accept. You may ask us for the forms.


SECTION 2  THE CONTRACT
--------------------------------------------------------------------------------
A.  THE CONTRACT
                                  The entire contract is the contract; the Contract Data Page(s); the application; and attached endorsements.

                                  Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties. Only statements found in the attached application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B.  MODIFICATION OF CONTRACT
                                  Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.


SECTION 3  PURCHASE PAYMENTS
--------------------------------------------------------------------------------
A.  GENERAL
                                  Purchase Payments must be in cash or a cash equivalent and are payable at our Home Office.

                                  We consider any payment we receive to be a Purchase Payment unless you tell us that it is a loan repayment.

                                  You may make Purchase Payments at any time before the Start Date while the contract is in force.

                                  The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page(s).

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SECTION 3   PURCHASE PAYMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                  On a non-discriminatory basis, we may choose not to accept an additional Purchase Payment if:

                                  1.   It is less than $5,000; or

                                  2. The additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds $1,000,000.

B.  TRANSFERS AND ROLLOVERS
                                  Purchase Payments that are transfers or
                                  rollovers must be from another tax-sheltered annuity or custodial account for regulated investment company stock that qualifies under
                                  Section 403(b) of the Code.

C.  ALLOCATION OF
    PURCHASE PAYMENTS
                                  You specified the initial allocation of
                                  Purchase Payments on your application for this contract. This allocation is shown on the Contract Data Page(s). The allocation of future Purchase Payments will remain the same unless you change it.

                                  You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice. The change is subject to any limitations on the number of Funds available through each contract.

                                  Changes in the allocation will not be
                                  effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                                  The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%. Reallocations of the Contract Value are governed by Section 6.


SECTION 4   FIXED ACCOUNT
--------------------------------------------------------------------------------
A.  GENERAL

                                  The Fixed Account consists of Fixed Accounts A and C.

                                  Purchase Payments allocated, and Contract
                                  Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.

                                  The rate will never be less than an effective annual interest rate of three percent.

B.  INTEREST CREDITING
      1.  GENERAL
                                  We may credit interest in excess of the
                                  guaranteed rate of three percent.

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SECTION 4   FIXED ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------

      2.   INTEREST RATE IN
           EFFECT
                                  Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.

                                  All amounts in the Fixed Account after the end of the year referenced above are credited with excess interest at the rates in effect for the then current 12-month period.

                                  There may be more than one interest rate in effect at any time for Fixed Accounts A or C.

                                  The interest rate for Fixed Account C may be higher than Fixed Account A.

      3.   FACTORS DETERMINING
           INTEREST RATE
                                  In setting interest rates, we consider many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

      4.   TIMING OF
           INTEREST CREDITING
                                  We will credit interest to the Fixed Account
                                  Contract Value beginning on the date we
                                  receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated. Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.

      5.   EFFECT OF LOANS ON
           INTEREST RATES
                                  We will continue to credit interest on any part of the Fixed Account A Contract Value that is used as security for a loan from us.

                                  The interest credited to the part of Fixed
                                  Account A Contract Value represented by the loan may be less than that credited to the rest of the Fixed Account Contract Value.

                                  Taking a loan may also affect the rate of interest credited in the future to Fixed Account A Contract Value, either up or down.

C.  FIXED ACCOUNT C
                                  Fixed Account C is provided as a vehicle for dollar cost averaging to any of the Sub-Accounts.

D.  FIXED ACCOUNT CONTRACT
    VALUE

                                  The Fixed Account Contract Value on any
                                  Valuation Date is:

                                  1.  The sum of your Purchase Payment(s)
                                      allocated to Fixed Accounts A and C;

                                  2.  Plus any reallocations from the Variable
                                      Account to Fixed Account A;

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SECTION 4   FIXED ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------

                                  3. Plus interest credited to Fixed Accounts A
                                     and C;

                                  4. Less any previous partial withdrawals and
                                     amounts applied to purchase partial annuity payouts;

                                  5. Less any previous reallocations to the
                                     Variable Account; and

                                  6. Less premium tax deducted, if any.

SECTION 5   VARIABLE ACCOUNT
--------------------------------------------------------------------------------
A.  GENERAL
                                  The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

                                  We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

                                  The portion of the assets of the Variable
                                  Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.

                                  The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B.  SUB-ACCOUNTS
                                  The Variable Account is divided into
                                  Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                                  Shares of a Fund will be purchased and
                                  redeemed for a Sub-Account at their net asset value.

                                  We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.

                                  The Fund prospectuses define the net asset value and describe the Funds.

                                  The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

                                  We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the Sub-Accounts.

--------------------------------------------------------------------------------

C.  ACCUMULATION UNITS

                                  Purchase Payments received under this contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units.

                                  To find the number of Accumulation Units:

                                  1. Divide the amount of the Purchase Payment
                                     allocated to, or any amount reallocated to, the Sub-Account;

                                  2. By the value of an Accumulation Unit for
                                     that Sub-Account on the next Valuation
                                     Date.

                                  To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

                                  1. Divide the amount withdrawn or reallocated;

                                  2. By the Accumulation Unit value on the next
                                     Valuation Date.

                                  Each Accumulation Unit value was set at $10 when the Sub-Account first purchased investment shares. Subsequent values on any Valuation Date are equal to:

                                  1. The previous Accumulation Unit value;

                                  2. Multiplied by the net investment factor for
                                     that Sub-Account for the Valuation Date.

D.  VARIABLE ACCOUNT CONTRACT
    VALUE
                                  The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

                                  1. The number of Accumulation Units;

                                  2. Multiplied by the Accumulation Unit value.

                                  The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

--------------------------------------------------------------------------------

E.  NET INVESTMENT FACTOR

                                  The net investment factor is an index number which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.

                                  If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

                                  The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:

                                  1. Is the net result of:

                                     a.  The net asset value per share of the
                                         Fund shares held in the Sub-Account,
                                         determined at the end of the current
                                         Valuation Period;

                                     b.  Plus the per share amount of any
                                         dividend or capital gain distributions
                                         made on the Fund shares held in the
                                         Sub-Account during the current
                                         Valuation Period;

                                     c.  Plus a per share credit or less a per
                                         share charge for any taxes reserved
                                         which we determine to have resulted
                                         from the operations of the Sub-Account
                                         and to be applicable to this contract.

                                  2. Is the net result of:

                                     a.  The net asset value per share of the
                                         Fund shares held in the Sub-Account,
                                         determined at the end of the last prior
                                         Valuation Period;

                                     b.  Plus a per share credit; or

                                     c.  Less a per share charge for any taxes
                                         reserved for the last prior Valuation
                                         Period which we determine to have
                                         resulted from the investment operations
                                         of the Sub-Account and to be applicable
                                         to this contract.

                                  3. Is a daily factor representing the
                                     Mortality Risk Charge, the Expense Risk
                                     Charge, and the Administrative Charge
                                     adjusted for the number of days in the
                                     period. The charges are shown on an annual basis on the Contract Data Page(s).

F.  MORTALITY RISK CHARGE
                                  The Mortality Risk Charge pays us for assuming the mortality risk under this contract.

                                  This charge is included in the calculation of the net investment factor and is shown on the Contract Data Page(s).

--------------------------------------------------------------------------------

G.  EXPENSE RISK CHARGE
                                  The Expense Risk Charge pays us for
                                  guaranteeing that we will not increase the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

                                  This Expense Risk Charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).

H.  ADMINISTRATIVE CHARGE
                                  The Administrative Charge shown on the
                                  Contract Data Page(s) pays us for the
                                  administrative expenses of the contract.

                                  The Administrative Charge is included in the calculation of the net investment factor.

I.  PRODUCT ASSET CREDIT
                                  The Product Asset Credit is credited monthly. It is equal to an annual rate of 0.80% of your average daily Variable Account Contract Value.

                                  The Product Asset Credit is credited to the Variable Account Sub-Accounts in proportion to each account's proportionate percentage of Variable Account Contract Value as of the Valuation Date immediately preceding the date of the credit.

                                  If there is no Variable Account Contract Value as of the date of the credit, the credit will be made to the Fixed Account Contract Value in proportion to each account's proportionate percentage of Fixed Account Contract Value.

                                  If there is no Variable Account Contract Value during the entire month prior to the date of the credit, no Product Asset Credit will be credited for that month.

--------------------------------------------------------------------------------

J.  RESERVED RIGHTS
                                  We reserve the right, if permitted by
                                  applicable law, to:

                                  1.   Create new variable accounts;

                                  2. Combine variable accounts, including the Variable Account;

                                  3. Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to contract Owners at our discretion;

                                  4.   Substitute shares of one Fund for
                                       another;

                                  5.   Reallocate assets of the Variable
                                       Account, which we determine to be
                                       associated with the class of contracts to which this contract belongs, to another variable account.

                                       (If this type of reallocation is made,
                                       the term "Variable Account" as used in
                                       this contract will then mean the variable account to which the assets were reallocated);

                                  6.   De-register the Variable Account under
                                       the Investment Company Act of 1940, if
                                       registration is no longer required;

                                  7.   Make any changes required by the
                                       Investment Company Act of 1940;

                                  8.   Operate the Variable Account as a
                                       management investment company under the
                                       Investment Company Act of 1940, or any
                                       other form permitted by law; and

                                  9.   Restrict or eliminate any voting
                                       privileges of Owners or other persons who have voting privileges as to the Variable Account.

SECTION 6   REALLOCATIONS OF CONTRACT VALUE
--------------------------------------------------------------------------------
A.  GENERAL

                                  You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 6B, we make a reallocation:

                                  1. On the next Valuation Date after we receive
                                     your written instructions requesting the reallocation; or

                                  2. As of a Valuation Date you request which
                                     occurs thereafter.

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SECTION 6   REALLOCATIONS OF CONTRACT VALUE (CONTINUED)
--------------------------------------------------------------------------------

                                  Reallocations are subject to the availability of Sub-Accounts.

                                  On a non-discriminatory basis, we reserve the right to:

                                  1. Impose a charge of up to $25 for each
                                     reallocation of Contract Value;

                                  2. Limit the number of reallocations you can
                                     make;

                                  3. Establish minimum and maximum amounts for
                                     reallocations; and

                                  4. Reallocate the entire Contract Value
                                     remaining in a Sub-Account or any Fixed
                                     Account in the event that a reallocation request would bring such remaining Contract Value below a specified amount.

                                  Allocation of Purchase Payments is governed by
                                  Section 3.

B.  REALLOCATIONS FROM FIXED
    ACCOUNT
                                  Before the Start Date, the part of Fixed
                                  Account A Contract Value that is not serving as security for a loan may be reallocated at any time to the Variable Account.

C.  FIXED ACCOUNT C REALLOCATIONS

      1.  REQUIREMENTS
                                  Reallocations from Fixed Account C to the
                                  Variable Account must begin within 30 days from receipt of the Purchase Payment.

                                  They will be in substantially equal payments over a period of 12 months.

                                  You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                                  Only one reallocation of Fixed Account C will take place at any one time.

                                  If additional Purchase Payment(s) are received for allocation to Fixed Account C:

                                  1. The balance of Fixed Account C will be
                                     adjusted to reflect the subsequent
                                     payment(s); and

                                  2. Reallocations will be recalculated based on
                                     the number of months remaining in the
                                     original 12-month period.

                                  Reallocations from Fixed Account A, or the
                                  Variable Account, to Fixed Account C are prohibited. No loans or full or partial withdrawals are available from Fixed Account C.

      2.  REALLOCATION DATE
                                  Reallocations from Fixed Account C will be transferred any time before the 29th day of each month. You may tell us in writing the date you want the reallocation to occur.

--------------------------------------------------------------------------------
      3.   DISCONTINUING
           REALLOCATIONS FROM
           FIXED ACCOUNT C
                                  If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D.  ALL OTHER REALLOCATIONS
                                  Before the Start Date, you may make a written request to reallocate all or part of a Sub-Account's Accumulation Units to other Sub-Accounts or to Fixed Account A.

                                  To accomplish this reallocation, the
                                  appropriate Accumulation Units will be
                                  redeemed and their value will be reinvested in other Sub-Accounts, or reallocated to Fixed Account A as directed in your request.

                                  Subject to the restrictions in the following paragraph, after a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.

                                  No reallocations to or from Fixed Accounts A or C may be made after the Start Date. In the event that part of the Contract Value is applied to purchase annuity payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.

SECTION 7   WITHDRAWALS
--------------------------------------------------------------------------------
A.  GENERAL
                                  If permitted by law, you may request a full or partial withdrawal by sending us a written request. We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

                                  The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request.

                                  This amount, less any charges, will normally be sent to you within seven days of our receipt of your written request.

                                  By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request.

--------------------------------------------------------------------------------
B.  REQUIREMENTS FOR
    WITHDRAWALS
                                  The IRS permits withdrawals of Purchase
                                  Payments made by salary reduction and earnings credited on those Purchase Payments only if you have:

                                  1. Reached age 59 1/2;

                                  2. Separated from service (termination);

                                  3. Died;

                                  4. Become disabled within the meaning of Code
                                     Section 72(m)(7); or

                                  5. Qualified for a hardship distribution under
                                     IRS regulations. If a hardship is shown, only the Purchase Payments may be withdrawn and no minimum value need be maintained.

                                  You must take a loan before you take a
                                  hardship distribution if required by law and if a loan is available.

                                  Under certain circumstances, withdrawals may be subject to IRS tax penalties.

                                  This Section applies only to Purchase Payments made by salary reduction after December 31, 1988, to amounts transferred from Code Section 403(b)(7) custodial accounts, and to earnings credited on either.

                                  This Section does not apply to transfers to another qualified plan as provided in Section 7F. However, we require verification from a qualified plan that the funds will be transferred to that plan.

                                  This Section does not apply to any transfer payments which are attributable to contributions made, and/or earnings credited, to another Code Section 403(b) tax sheltered annuity before January 1, 1989.

                                  This Section does not restrict your ability to obtain a loan in accordance with Section 12 of this contract.

C.  FULL WITHDRAWAL
                                  For a full withdrawal of the Contract Value, we calculate the withdrawal value this way:

                                        Withdrawal value = Contract Value

                                        Less Outstanding Loan Balance.

                                  We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

                                  Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section 14A, and we have no further obligation.

--------------------------------------------------------------------------------
D.  PARTIAL WITHDRAWAL

                                  You may withdraw a portion of the unloaned
                                  Contract Value. For a partial withdrawal, we calculate the withdrawal value this way:

                                    Withdrawal value = Contract Value withdrawn.

                                  Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under Section 7F.

                                  Following a partial withdrawal, the remaining Contract Value must be at least the greater of A or B, where:

                                  1. A is $25,000; and

                                  2. B is the Outstanding Loan Balance divided
                                     by 85%.

                                  The Outstanding Loan Balance and any
                                  applicable taxes will not be included in the amount payable to you.

                                  Unless we agree otherwise, the withdrawal will be made on a pro rata basis from all unloaned portions of the Sub-Accounts and Fixed Account A.

E.  SYSTEMATIC WITHDRAWALS
                                  You may make a written request to
                                  automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.

                                  The amount of each systematic withdrawal may not be less than $300.

                                  Systematic withdrawals will end:

                                  1. When the election amount eligible for
                                     withdrawal falls below $300;

                                  2. When the contract ends due to election of
                                     an annuity payout, full withdrawal of the contract, or death of any Owner; or

                                  3. When you give us written notice to end this
                                     option.

F.  DIRECT ROLLOVER OR TRANSFER

                                  The Distributee may tell us in writing to have a portion of Distributee's contract interest eligible for distribution paid by us as a direct rollover to:

                                  1. An individual retirement account described
                                     in Code Section 408(a);

                                  2. An individual retirement annuity described
                                     in Code Section 408(b); or

                                  3. Another annuity or custodial account
                                     described in Code Section 403(b) that
                                     accepts direct rollovers, except in the
                                     case of a surviving spouse as Beneficiary.

--------------------------------------------------------------------------------

                                  This notice must be in writing and it must be in a form prescribed by us.

                                  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, other than:

                                  1. Any distribution that is one of a series of
                                     substantially equal periodic payouts (not less frequently than annually) made for:

                                     a. The life, or life expectancy, of the
                                        Distributee,

                                     b. The joint lives,

                                     c. The life expectancies of the Distributee
                                        and his or her Beneficiary, or

                                     d. A specified period of 10 years or more;

                                  2. Any distribution to the extent it is a
                                     required minimum distribution under Code
                                     Section 403(b)(10); or

                                  3. The portion of any distribution that is not
                                     includible in gross income.

                                  In order to be eligible for a direct rollover, Funds must be eligible for a distribution as described in Section 7B. This provision will be interpreted in accordance with Code Section 403(b)(10), the regulations thereunder, and successor provisions thereto.

                                  If eligible, the Distributee or your
                                  Beneficiary may request a transfer of
                                  withdrawal value to another annuity or
                                  custodial account described in Code Section
                                  403(b).

G.  QUALIFIED DOMESTIC
    RELATIONS ORDER (QDRO)
                                  As permitted by the Code, we may permit
                                  withdrawals to an alternate Payee pursuant to a QDRO described in Code Section 414(p), as determined by the administrator for each plan.

H.  FEDERAL TAXES
                                  Some or all of the withdrawal may be income on which you must pay tax.

                                  We must report such income according to the tax laws.

                                  We may also be required to withhold taxes from amounts otherwise payable. In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.

SECTION 8   ANNUITY BENEFITS
--------------------------------------------------------------------------------
A.  APPLICATION OF CONTRACT VALUE

                                  Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout, or a Variable Annuity Payout, or both. The portion of the Contract Value we apply will be considered a partial withdrawal for purposes of calculating the death benefit.

                                  If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, we may pay the withdrawal value in a lump sum.

                                  We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B.  ANNUITY PAYOUT OPTIONS
                                  You may select an annuity payout by sending us a written request.

                                  Your request must be received by us at least
                                  30 days before the annuity payout is scheduled to begin.

                                  If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.

                                  The following options are available for
                                  annuity payouts:

    OPTION ONE
          INSTALLMENTS FOR LIFE
          WITH OR WITHOUT A
          FIXED PERIOD CERTAIN

                                  We will pay the proceeds in equal installments for as long as the Payee lives.

                                  If a fixed period certain is chosen, we
                                  guarantee to make payments for at least 120 months.

                                  If the Payee dies before the end of the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section 10.

                                  For each $1,000 of Contract Value applied, the Annuity Payout Option One Table shows:

                                  1. The guaranteed minimum rate for each
                                     installment under a Fixed Annuity Payout;
                                     or

                                  2. The rate used to determine the first
                                     installment under a Variable Annuity Payout using an assumed yield of three percent.

                                  The rate depends upon:

                                  1. Whether the 120-month fixed period certain
                                     is chosen; and

                                  2. The Payee's age on his/her birthday nearest
                                     the date the first installment is due.

--------------------------------------------------------------------------------
    OPTION TWO
          JOINT AND SURVIVOR
          ANNUITY PAYOUT

                                  We will pay the proceeds in equal installments for as long as either the Payee or the joint Payee is alive.

                                  For each $1,000 of Contract Value applied, the Annuity Payout Option Two Table shows:

                                  1. The guaranteed minimum rate for each
                                     installment at various ages under a Fixed
                                     Annuity Payout; or

                                  2. The rate used to determine the first
                                     installment under a Variable Annuity Payout using an assumed yield of three percent.

    OPTION THREE
          OTHER FIXED AND VARIABLE
          ANNUITY PAYOUTS
                                  We will pay the proceeds under any other Fixed and Variable Annuity Payouts that we may offer. Contact us for details.

C.  CHANGE OF ANNUITY
    PAYOUT DATE
                                  Unless we agree otherwise, the first Annuity
                                  Payout Date must be at least 60 days after the Issue Date. The first Annuity Payout Date is the first business day of the first calendar month in which an annuity payout will be made to you.

                                  You may change the Start Date by giving us at least 30 days advance written notice.

D.  FREQUENCY AND
    AMOUNT OF PAYMENTS
                                  Annuity payments will be made monthly unless we agree to a different payment schedule.

                                  We reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least $100.

E.  FIXED ANNUITY PAYOUTS
                                  The dollar amount of all payments is fixed during the entire period of annuity payouts, according to the provisions of the annuity payout option selected.

                                  Guaranteed minimum Annuity Payout Option One and Two rates for Fixed Annuity Payouts are based upon three percent yearly interest and unisex rates derived from 1983 Mortality Table a.

--------------------------------------------------------------------------------

                                  Other Fixed Annuity Payout rates may be
                                  available, but rates will never be less than those shown in the Annuity Payout Option One and Two Tables. Contact us for details.

                                  In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.

F.  PAYMENT OF PRESENT VALUE
                                  Following the death of the Payee and any joint Payee under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts. If the present value is payable, we calculate it this way:

                                  1. We determine the number of unpaid remaining
                                     payments when we receive proof of death;
                                     and

                                  2. We discount the remaining payments at the
                                     rate specified in the terms of the Fixed
                                     Annuity Payout supplemental contract.

G.  VARIABLE ANNUITY PAYOUTS
                                  If you elect a Variable Annuity Payout, all or a portion of the Variable Account Contract Value is used to provide payments which:

                                  1. After the first payment, are not
                                     predetermined or guaranteed as to dollar amount; and

                                  2. Vary in amount with the investment
                                     experience of the Sub-Accounts.

                                  Based upon the option chosen, the first payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                                  Reallocations among Sub-Accounts before the
                                  Start Date are governed by Section 6.

H.  DETERMINATION OF THE FIRST
    VARIABLE ANNUITY PAYMENT
                                  If you elect a Variable Annuity Payout, the Contract Value from a Sub-Account, less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

                                  1. On the Valuation Date immediately preceding
                                     the seventh calendar day before payments begin; and

                                  2. In accordance with the annuity payout
                                     option chosen.

--------------------------------------------------------------------------------

                                  The amount payable for the first payment for each $1,000 so applied under annuity payout options one and two based upon an assumed yield of three percent, are shown in the tables on pages 22 and 23.

I.     VARIABLE ANNUITY PAYOUTS
       AFTER THE FIRST ANNUITY PAYMENT

                                  Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payouts is determined as follows:

                                  1. The dollar amount of the first Variable
                                     Annuity Payout is divided by the Annuity
                                     Unit value as of the Valuation Date
                                     immediately preceding the seventh calendar day before the payouts begin. This result establishes the number of Annuity Units for each monthly annuity payout after the first payment. This number of Annuity Units remains fixed during the annuity payout period.

                                  2. The fixed number of Annuity Units is
                                     multiplied by the Annuity Unit value as of the Valuation Date immediately preceding the seventh calendar day before the date the payout is due. The result establishes the dollar amount of the payment.

                                  We guarantee the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

J.  ANNUITY UNIT VALUES

                                  For each Sub-Account, the Annuity Unit value was set at $10 when Accumulation Units were first converted into Annuity Units. Subsequent Annuity Unit values for any Valuation Period are equal to:

                                  1. The net investment factor for the Valuation
                                     Period for which the Annuity Unit value is being calculated;

                                  2. Multiplied by the Annuity Unit value for
                                     the preceding Valuation Period; and

                                  3. Divided by the daily factor at the assumed
                                     yield not to exceed five percent (designed to offset the assumed yield used to determine the first payment) adjusted for the number of days in the Valuation Period.

                                  Note: The net investment factor, the Annuity Unit value, and the daily factor vary from day to day. Therefore, if you have any questions, you should contact us at 877-884-5050.

--------------------------------------------------------------------------------
K.  EXCHANGE OF ANNUITY UNITS
                                  After annuity payout begins, Annuity Units of any Sub-Account may be exchanged for units of any of the other Sub-Accounts. This may be done no more than once a year. Once the annuity payout starts, no exchanges may be made to or from any fixed annuity.


------------------------------------------------------

                   ANNUITY PAYOUT TABLE
                        OPTION ONE
       Installments for Life with or without a Fixed
                      Period Certain
                      Monthly Income
             for Each $1,000 of Contract Value
                  Fixed Period in Months
------------------------------------------------------
        AGE               NONE              120
------------------- ----------------- ----------------
        50                3.96              3.94
------------------- ----------------- ----------------
        51                4.03              4.00
------------------- ----------------- ----------------
        52                4.09              4.07
------------------- ----------------- ----------------
        53                4.17              4.14
------------------- ----------------- ----------------
        54                4.24              4.21
------------------- ----------------- ----------------
        55                4.32              4.28
------------------- ----------------- ----------------
        56                4.41              4.36
------------------- ----------------- ----------------
        57                4.50              4.45
------------------- ----------------- ----------------
        58                4.59              4.54
------------------- ----------------- ----------------
        59                4.70              4.63
------------------- ----------------- ----------------
        60                4.80              4.73
------------------- ----------------- ----------------
        61                4.92              4.84
------------------- ----------------- ----------------
        62                5.04              4.95
------------------- ----------------- ----------------
        63                5.18              5.06
------------------- ----------------- ----------------
        64                5.32              5.19
------------------- ----------------- ----------------
        65                5.47              5.32
------------------- ----------------- ----------------
        66                5.63              5.45
------------------- ----------------- ----------------
        67                5.80              5.59
------------------- ----------------- ----------------
        68                5.98              5.74
------------------- ----------------- ----------------
        69                6.18              5.90
------------------- ----------------- ----------------
        70                6.39              6.07
------------------- ----------------- ----------------

Instead of monthly installments, yearly, semi-annual
or quarterly installments may be selected.
Amounts for ages not shown in this table may be
obtained on request.
------------------------------------------------------

SECTION 8         ANNUITY BENEFITS (CONTINUED)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                              ANNUITY PAYOUT TABLE
                                   OPTION TWO
                           Joint and Survivor Annuity
                Monthly Income for Each $1,000 of Contract Value

----------------------------------------------------------------------------------------------------------------------
                                JOINT PAYEE'S AGE
----------------------------------------------------------------------------------------------------------------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
   PAYEE'S AGE           45               50               55              60               65               70
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       50               3.43             3.55             3.65            3.74             3.81             3.87
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       55               3.50             3.65             3.81            3.94             4.06             4.15
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       60               3.56             3.74             3.94            4.15             4.33             4.49
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       65               3.60             3.81             4.06            4.33             4.61             4.86
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
       70               3.63             3.87             4.15            4.49             4.86             5.25
----------------------------------------------------------------------------------------------------------------------
Amounts for ages not shown in this table may be obtained upon request.
----------------------------------------------------------------------------------------------------------------------


SECTION 9         GENERAL PROVISIONS
--------------------------------------------------------------------------------
A.     BENEFICIARY CHANGE
                                            You have the right to name an
                                            Irrevocable Beneficiary on the
                                            application.

                                            You may add a Beneficiary or change
                                            the Beneficiary by written request
                                            during your lifetime if:

                                            1.    The contract is in force; and
                                            2.    We have the written consent of
                                                  each Irrevocable Beneficiary.

                                            If there is more than one
                                            Beneficiary, we pay them in equal
                                            shares unless you have requested
                                            otherwise in writing. Any addition
                                            or change of Beneficiary should be
                                            sent to our Home Office. The
                                            addition or change will take effect
                                            on the date you signed the request.
                                            But, it will not affect any payment
                                            or action we make before we receive
                                            and record that request.

B. BENEFICIARIES SUCCESSION OF INTEREST

                                            If no Beneficiary is named, or if no
                                            Beneficiary survives you, we will
                                            pay your estate.

                                            If a Beneficiary survives you, but
                                            dies before receiving his/her full
                                            share, we will pay his/her share in
                                            the following order, unless you
                                            requested otherwise in writing:

SECTION 9         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------
                                            1.    To any surviving Beneficiary,
                                                  in the same class of
                                                  Beneficiary;
                                            2.    To any Contingent Beneficiary;
                                            3.    To the Beneficiary's surviving
                                                  spouse;
                                            4.    Equally to the Beneficiary's
                                                  surviving children; or
                                            5.    To the Beneficiary's estate.
C.     EFFECT OF LAW AND
       PLAN DOCUMENTS
                                            This contract will be subject to and
                                            interpreted in conformity with the
                                            provisions, terms, and conditions of
                                            the tax-sheltered annuity plan
                                            document of which this contract is a
                                            part, if any, and with:
                                            1.       The terms and conditions of
                                                     Code Section 403(b), the
                                                     regulations thereunder; and
                                            2.       Other applicable law
                                                     (including, without
                                                     limitation, the Employee
                                                     Retirement Income Security
                                                     Act of 1974, as amended, if
                                                     applicable);
                                            as determined by the plan
                                            administrator or other designated
                                            plan fiduciary or, if none, you.
D.     EVIDENCE OF SURVIVAL
                                            We may require proof that a person
                                            is alive on the Required
                                            Distribution Date, the Start Date,
                                            or at any time thereafter.
E.     INCONTESTABILITY
                                            This contract has a two-year
                                            contestable period running from its
                                            Issue Date. After this contract has
                                            been in force for two years from its
                                            Issue Date, we cannot claim that the
                                            contract is void unless the contract
                                            has been terminated in accordance
                                            with Section 14.
F.     INTEREST ON DEATH BENEFIT
                                            Any death benefit paid under this
                                            contract from the Fixed Account will
                                            include interest from the death
                                            benefit Valuation Date until the
                                            death benefit is paid at a rate not
                                            less than that required by law. Any
                                            death benefit paid under this
                                            contract from the Variable Account
                                            will not include interest.
G.     MISSTATEMENT OF AGE
                                            If your age is misstated, the
                                            Required Distribution Date and/or
                                            the Start Date will be adjusted to
                                            reflect the true age. If age has
                                            been misstated and payouts have
                                            begun under a Fixed or Variable
                                            Annuity Payout, we will change the
                                            amounts payable to what the Payee is
                                            entitled to at the true age.

SECTION 9         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------
                                            If the misstatement caused us to
                                            make an overpayment, we will deduct
                                            that amount from future payments. If
                                            the misstatement caused us to make
                                            an underpayment, we will pay that
                                            amount immediately. We have the
                                            right to require proof of a Payee's
                                            age before we make payment under any
                                            Fixed or Variable Annuity Payout.
H.     NONPARTICIPATING
                                            The contract does not share in our
                                            profits or surplus. No dividends are
                                            paid under this contract.
I.     NONTRANSFERABLE
                                            This contract may not be
                                            transferred, sold, assigned,
                                            discounted or pledged either as
                                            collateral for a loan or security
                                            for the performance of an obligation
                                            or for any other purpose, to any
                                            person or entity other than us.
J.     PAYMENTS AND SETTLEMENTS
                                            All payments and settlements we make
                                            are payable from our Home Office. We
                                            may require that this contract be
                                            returned before payments and
                                            settlements are made.
K.     PROOF OF DEATH
                                            We accept any of the following as
                                            proof of death:
                                            1.    A certified copy of a death
                                                     certificate;
                                            2.    A certified copy of a decree
                                                  of a court of competent
                                                  jurisdiction as to the finding
                                                  of death; or
                                            3.    Any other proof satisfactory
                                                  to us.
L.     PROTECTION OF PROCEEDS
                                            Payments we make under this
                                            contract:
                                            1.    May not be assigned before
                                                  they are due; and
                                            2.    Except as permitted by law,
                                                  are not subject to claims of
                                                  creditors or legal process.
M.     TAX WITHHOLDING
                                            We will withhold taxes from any
                                            payment made when required by law or
                                            regulation.
N.     YEARLY STATEMENT
                                            At least once each Contract Year, we
                                            will send you a report showing the
                                            Contract Value and, if applicable,
                                            any Outstanding Loan Balance.

SECTION 10        PAYMENTS AT DEATH
--------------------------------------------------------------------------------
A.     GENERAL
                                            At the Beneficiary's election,
                                            distribution of all or part of the
                                            death benefit may be deferred to the
                                            extent allowed by state or federal
                                            law or IRS regulation.
B.     ADJUSTED PURCHASE
       PAYMENT TOTAL
                                            The initial Adjusted Purchase
                                            Payment Total is equal to the amount
                                            of the first Purchase Payment we
                                            receive. The Adjusted Purchase
                                            Payment Total is increased by the
                                            amount of each subsequent Purchase
                                            Payment. For each partial
                                            withdrawal, the Adjusted Purchase
                                            Payment Total is reduced by
                                            multiplying it by the fraction A
                                            divided by B, (A/B), where:

                                            1.    A is the Contract Value
                                                  immediately after a partial
                                                  withdrawal; and
                                            2.    B is the Contract Value
                                                  immediately before a partial
                                                  withdrawal.
C.     DEATH BENEFIT
       BEFORE THE START DATE
                                            The amount of the death benefit is
                                            the greater of A or B less any
                                            Outstanding Loan Balance where:
                                            1.    A is the Contract Value on the
                                                  Death Benefit Valuation Date;
                                                  and
                                            2.    B is the Adjusted Purchase
                                                  Payment Total.
D.     DEATH BENEFIT VALUATION DATE
                                            The Death Benefit Valuation Date is
                                            the Valuation Date following the
                                            date we receive the later of:
                                            1.    Proof of your death; or
                                            2.    The Beneficiary's written
                                                  request in a form which we
                                                  approve
                                                  for:
                                                  a.   A single sum payment; or
                                                  b.   An annuity payout
                                                       permitted by Code Section
                                                       401(a)(9).
E.     PAYMENT OF DEATH BENEFIT
                                            If the Beneficiary elects a single
                                            sum payment of the death benefit, we
                                            will make payment within seven days
                                            after the Death Benefit Valuation
                                            Date. If an annuity payout is
                                            requested, it may be any annuity
                                            payout: 1. That could have been
                                            selected under Section 8; and 2.
                                            Which is permitted by Code Sections
                                            401(a)(9), 408(b)(10), and the
                                            regulations thereunder.

SECTION 10        PAYMENTS AT DEATH
--------------------------------------------------------------------------------
F.     DEATH BENEFIT ON OR
       AFTER THE START DATE
                                            On or after the Start Date, the
                                            amount of the death benefit, if any,
                                            is governed by the annuity payout in
                                            effect on the date of your death.
SECTION 11        RESTRICTIONS ON DISTRIBUTIONS
--------------------------------------------------------------------------------
A.     GENERAL
                                            This Section restricts how
                                            distributions may be made under the
                                            contract both before and after your
                                            death. It refers to Code Sections
                                            401(a)(9) and 403(b)(10) and
                                            modifies any other provision in the
                                            contract to the contrary.
B.     REQUIRED DISTRIBUTIONS
       WHILE LIVING
                                            You must elect payments under
                                            Section 7, Section 8, or a
                                            combination of both, that commence
                                            on or before the Required
                                            Distribution Date. These payments
                                            are payable in substantially equal
                                            amounts, no less frequently than
                                            annually. Your entire interest in
                                            the contract must be distributed in
                                            the following manner:
                                            1.    In one lump sum;
                                            2.    Over your life;
                                            3.    Over your life and the life of
                                                  your Beneficiary;
                                            4.    Over a period certain not
                                                  exceeding your life
                                                  expectancy; or
                                            5.    Over the joint and last
                                                  survivor life expectancy of
                                                  you and your Beneficiary.
                                            If your entire interest is to be
                                            distributed in other than one lump
                                            sum, then the amount to be
                                            distributed each year (commencing
                                            with the Required Distribution Date
                                            and each year thereafter) will be
                                            determined in accordance with Code
                                            Section 403(b)(10) and the
                                            regulations thereunder.

SECTION 11        RESTRICTIONS ON DISTRIBUTIONS (CONTINUED)
--------------------------------------------------------------------------------
C.     REQUIRED DISTRIBUTION
       UPON DEATH
                                            If you die after distribution of
                                            your entire interest has commenced,
                                            the remaining portion of such
                                            interest will continue to be
                                            distributed at least as rapidly as
                                            under the method of distribution
                                            being used immediately preceding
                                            your death. If you die before
                                            distribution has commenced (or
                                            distribution has commenced for only
                                            a portion of your interest) the
                                            death benefit must be distributed no
                                            later than December 31 of the
                                            calendar year in which the fifth
                                            anniversary of your death occurs.
                                            However, proceeds which are payable
                                            to a Beneficiary who is a natural
                                            person may be distributed in
                                            substantially equal installments
                                            over his or her lifetime, or a
                                            period certain not exceeding the
                                            life expectancy of the Beneficiary.
                                            This distribution must commence not
                                            later than December 31 of the
                                            calendar year following the calendar
                                            year in which your death occurred.
                                            If the sole Beneficiary is your
                                            surviving spouse, he or she may
                                            elect, no later than December 31 of
                                            the calendar year in which the fifth
                                            anniversary of your death occurs, to
                                            receive equal, or substantially
                                            equal, payments over his or her life
                                            or life expectancy. These payments
                                            commence at any date prior to the
                                            date on which you would have reached
                                            age 70 1/2. Payments will be
                                            calculated in accordance with Code
                                            Sections 401(a)(9), 403(b)(10) and
                                            the regulations thereunder. For the
                                            purposes of this requirement, any
                                            amount paid to your child will be
                                            treated as if it had been paid to
                                            your surviving spouse if the
                                            remainder of the interest becomes
                                            payable to the surviving spouse when
                                            the child reaches the age of
                                            majority.
D.     MINIMUM INCIDENTAL
       DEATH BENEFIT REQUIREMENT
                                            If your spouse is not the
                                            Beneficiary, the method of
                                            distribution selected must assure
                                            that at least 50% of the present
                                            value of the amount available for
                                            distribution is paid within your
                                            life expectancy. This method of
                                            distribution must comply with the
                                            requirements of Code Sections
                                            401(a)(9), 403(b)(10) and the
                                            regulations thereunder.
E.     LIFE EXPECTANCY
                                            For purposes of this Section, life
                                            expectancy and joint and last
                                            survivor life expectancy will be
                                            determined by use of the expected
                                            return multiples in Tables V and VI
                                            of Treasury Regulation 1.72-9 in
                                            accordance with Code Section
                                            403(b)(10) and the regulations
                                            thereunder.

SECTION 11        RESTRICTIONS ON DISTRIBUTIONS (CONTINUED)
--------------------------------------------------------------------------------
                                            In the case of distributions under
                                            Section 11B, your life expectancy
                                            or, if applicable, the joint and
                                            last survivor life expectancy of you
                                            and your Beneficiary, will be
                                            initially determined on the basis of
                                            attained ages in the year you reach
                                            age 70 1/2.

                                            In the case of distributions under
                                            Section 11C, life expectancy will be
                                            initially determined on the basis of
                                            the Beneficiary's attained age in
                                            the year distributions are required
                                            to commence.

                                            Unless you (or your spouse) elect
                                            otherwise, prior to the date
                                            distributions are required to
                                            commence, your life expectancy and,
                                            if applicable, your spouse's life
                                            expectancy will be recalculated
                                            annually. This calculation is based
                                            on attained ages in the year for
                                            which the required distribution is
                                            being determined.

                                            The life expectancy of a non-spouse
                                            Beneficiary will not be
                                            recalculated.

                                            In the case of a distribution other
                                            than in the form of life income or
                                            joint life income, the annual
                                            distribution required to be made by
                                            the Required Distribution Date is
                                            for the calendar year in which you
                                            reach age 70 1/2.

                                            Annual payments for subsequent
                                            years, including the year in which
                                            the Required Distribution Date
                                            occurs, must be made by December 31
                                            of each year.

                                            The amount distributed for each year
                                            will equal or exceed the annuity
                                            value as of the close of business on
                                            December 31 of the preceding year,
                                            divided by the applicable life
                                            expectancy or joint and last
                                            survivor life expectancy.

SECTION 12        LOANS
--------------------------------------------------------------------------------
A.     GENERAL
                                            Before the Start Date, you may ask
                                            us in writing for a cash loan using
                                            the contract as security. You will
                                            be required to complete a loan
                                            application. We will loan you up to
                                            the withdrawal value, less an amount
                                            representing annual loan interest,
                                            provided such amount does not exceed
                                            the maximum loan amount set by law.
                                            Loans must be for a minimum of
                                            $1,000. On a non-discriminatory
                                            basis, we reserve the right to:

                                            1.       Charge a loan service fee
                                                     not to exceed $25 for each
                                                     loan; and
                                            2.       Restrict loans in the first
                                                     Contract Year and after you
                                                     reach age 70 1/2.

                                            We have the right to delay payment
                                            for up to six months.

--------------------------------------------------------------------------------
B.     SECURITY OF LOAN
                                            An amount of Contract Value equal to
                                            the amount of a loan will be
                                            segregated within Fixed Account A as
                                            security for the loan. Amounts held
                                            as security for the loan will be
                                            reallocated to Fixed Account A
                                            Contract Value from the unloaned
                                            portion of the Contract Value of
                                            Fixed Account A and the Variable
                                            Account Contract Value on a pro rata
                                            basis.

                                            Amounts equal to the portion of the
                                            loan reallocated from the
                                            Sub-Accounts of the Variable Account
                                            Contract Value to Fixed Account A
                                            are valued on the next Valuation
                                            Date following our receipt of your
                                            written request for a loan. This
                                            will reduce the Variable Account
                                            Contract Value.

                                            Amounts segregated to secure the
                                            loan are not treated as
                                            reallocations for the purpose of the
                                            reallocation charge or the limit on
                                            the number of reallocations in a
                                            Contract Year.
C.     REPAYMENT OF LOAN

                                            Loans will be repaid in
                                            substantially equal monthly
                                            installments over a period not to
                                            exceed five years. You may take up
                                            to 20 years to repay the loan if the
                                            loan is used to purchase your
                                            principal residence.

                                            All repayment amounts will reduce
                                            the Outstanding Loan Balance by the
                                            amount of each payment. Repayments
                                            will be allocated in the same manner
                                            as Purchase Payments in Section 3C.

                                            If any installment is 90 days in
                                            arrears, the loan will be due and
                                            payable at once, without notice to
                                            you. We will repay the loan using a
                                            partial withdrawal.

                                            We will deduct the Outstanding Loan
                                            Balance from the Contract Value,
                                            unless such a distribution is
                                            prohibited by law. In the event such
                                            a distribution is prohibited by law,
                                            we will treat the Outstanding Loan
                                            Balance as permitted by the Code.

                                            Even if not in default, any
                                            Outstanding Loan Balance will not be
                                            included in the amount available
                                            under the contract for payment upon
                                            death, withdrawal, or purchase of an
                                            annuity payout.

                                            If at any time, the Outstanding Loan
                                            Balance equals or exceeds the
                                            withdrawal value, less applicable
                                            taxes, the contract may terminate
                                            without value. We will use the
                                            Contract Value to repay the
                                            Outstanding Loan Balance and taxes.
                                            We have a prior lien against the
                                            contract for any money owed to us
                                            under it. Our lien is superior to
                                            the claim of any assignee or other
                                            person.

--------------------------------------------------------------------------------
D.     INTEREST
                                            We may charge up to eight percent
                                            interest in arrears on loans. But,
                                            we have the right to charge a lower
                                            rate of interest. The interest rate
                                            will never be less than five and
                                            one-half percent in arrears.
                                            Interest on the loan is included in
                                            each monthly repayment. If the
                                            contract terminates, a pro rata
                                            amount of interest will be due based
                                            upon the monthly interest accrued to
                                            date.

                                            The portion of the Contract Value
                                            which is security for the loan may
                                            earn less interest than is credited
                                            to the unloaned portion, but it will
                                            never earn less than the guaranteed
                                            rate of three percent.

                                            A loan may affect the interest
                                            credited to the Fixed Account in the
                                            future, either up or down.

E.     TAX CONSEQUENCES

                                            If the loan requirements are not
                                            satisfied, or if your interest in
                                            the contract terminates while a loan
                                            is outstanding, the Outstanding
                                            Loan Balance:
                                            1.    Will be treated as a taxable
                                                  distribution;
                                            2.    May be subject to a penalty
                                                  tax; and
                                            3.    The treatment of the contract
                                                  under Code Section 403(b) may
                                                  be adversely affected.
                                            You should seek tax and legal advice
                                            before requesting a loan.

SECTION 13        AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------
A.     AMENDMENT
                                            We reserve the right to amend this
                                            contract in order to include any
                                            future changes relating to this
                                            contract's remaining qualified for
                                            treatment as an annuity contract
                                            under the following:
                                            1.    The Code;
                                            2.    IRS rulings and regulations;
                                                  and
                                            3.    Any requirements imposed by
                                                  the Internal Revenue Service.
B.     DISCLAIMER
                                            We will be under no obligation for
                                            any of the following:
                                            1.    To determine whether a
                                                  Purchase Payment, loan,
                                                  distribution or transfer under
                                                  the contract complies with the
                                                  provisions, terms and
                                                  conditions of each plan or
                                                  with applicable law;

SECTION 13        AMENDMENT AND DISCLAIMER (CONTINUED)
--------------------------------------------------------------------------------
                                            2.    To administer such plan,
                                                  including, without limitation,
                                                  any provisions required by the
                                                  Retirement Equity Act of 1984;
                                                  or
                                            3.    For any tax penalties owed
                                                  by any party resulting from
                                                  failure to comply with the
                                                  Code and IRS rulings,
                                                  regulations, and requirements
                                                  applicable to this contract.
SECTION 14        TERMINATION
--------------------------------------------------------------------------------
A.     TERMINATION
                                            This contract will end on the
                                            earliest of the following:
                                            1.    When the entire withdrawal
                                                  value is withdrawn on or
                                                  before the Start Date;
                                            2.    When the Contract Value is
                                                  paid in a lump sum as the
                                                  death benefit before the Start
                                                  Date; or
                                            3.    If permitted by law, when the
                                                  Outstanding Loan Balance is
                                                  equal to or greater than the
                                                  Contract Value.
                                            In addition, if:
                                            1.    You have not made any Purchase
                                                  Payments for a period of two
                                                  full years; and
                                            2.    The guaranteed monthly
                                                  benefit under the life
                                                  annuity with payments for
                                                  10 or 20 years would be
                                                  less than $20 per month
                                                  when you reach age 71, or
                                                  at the end of Contract Year
                                                  12, whichever is later;
                                            then, we may terminate the contract
                                            by payment of the current withdrawal
                                            value.
                                            This payment may be made to:
                                            1.    You, if you qualify under
                                                  Section 7B;
                                            2.    Another insurance company
                                                  issuing a Code Section 403(b)
                                                  contract; or
                                            3.    A custodial account for
                                                  regulated investment company
                                                  stock that qualifies under
                                                  Code Section 403(b).

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
--------------------------------------------------------------------------------
FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT

Nonparticipating
VARIABLE AND/OR FIXED ACCUMULATION
VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:

                    RELIASTAR SERVICE CENTER
                    P.O. Box 5050
                    Minot, North Dakota 58702-5050
                    877-884-5050



Please include your contract number in all correspondence.



NORTHERN LIFE INSURANCE COMPANY
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620

RELIASTAR SERVICE CENTER
2000 21st Avenue NW
Minot, North Dakota 58703